|Eide Bailly logo|




January 23, 2007


United States Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

Effective January 23, 2007, we resigned as independent registered public accountants for Majestic Oil & Gas, Inc.

We have been furnished with a copy of the disclosures included in Item 4.01 of Form 8-K to be filed by Majestic Oil & Gas, Inc., and we agree with the statements made in those disclosures insofar as they relate to our Firm.




/s/ Eide Bailly LLP

Eide Bailly LLP







                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                       ----------------------------------
                               www.eidebailly.com
      5601 Green Valley Dr., Ste. 700 o Minneapolis, Minnesota 55437-1145 o
                  Phone 952.944.6166 o Fax 952.944.8496 o EOE